UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant To Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary information statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[x]  Definitive information statement

                              GULF POWER COMPANY
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                                 NOTICE OF 2005
                                 ANNUAL MEETING
                            & INFORMATION STATEMENT

                               WWW.GULFPOWER.COM

                                                            (GULF POWER LOGO)

                               GULF POWER COMPANY
                               PENSACOLA, FLORIDA

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 18, 2005

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders of Gulf Power Company will be held on May 18, 2005 at 10:00 a.m., Eastern Time, at the offices of the Company's affiliate, Georgia Power Company, 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308, to elect six members of the board of directors and to transact any other business that may properly come before said meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 11, 2005 will be entitled to notice of and to vote at said meeting or any adjournment or postponement thereof.

The Information Statement and the 2004 Annual Report are included in this mailing.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Susan D. Ritenour
Susan D. Ritenour
Corporate Secretary

Pensacola, Florida
April 22, 2005

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                                ----
General Information...........................................................    1

Shareholder Proposals.........................................................    1

Nominees for Election as Directors............................................    2

Corporate Governance..........................................................    3

Director Nomination Process...................................................    4

Communications to the Board...................................................    5

Board Attendance at Annual Meeting of Shareholders............................    5

Audit Committee Report........................................................    6

Compensation and Management Succession Committee Report.......................    8

Compensation Committee Interlocks and Insider Participation...................   10

Certain Relationships and Related Transactions................................   10

Executive Compensation Information............................................   11

Stock Ownership Table.........................................................   15

                             INFORMATION STATEMENT

--------------------------------------------------------------------------------
GENERAL INFORMATION
--------------------------------------------------------------------------------

This Information Statement is furnished by Gulf Power Company (the "Company") in connection with the 2005 Annual Meeting of Shareholders and any adjournment or postponement thereof. The meeting will be held on May 18, 2005 at 10:00 a.m., Eastern Time, at the offices of the Company's affiliate, Georgia Power Company, 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308. This Information Statement is initially being provided to shareholders on or about April 22, 2005.

At the meeting, we will elect six members to the board of directors and transact any other business that may properly come before the meeting. We are not aware of any other matters to be presented at the meeting; however, the holder of the Company's common stock will be entitled to vote on any other matters properly presented.

All shareholders of record on the record date of April 11, 2005 are entitled to notice of and to vote at the meeting. On that date, there were 992,717 shares of common stock outstanding and entitled to vote, all of which are held by The Southern Company ("Southern Company"). There were also 42,361 shares of preferred stock outstanding on that date. With respect to the election of directors, all of the outstanding shares of preferred stock are entitled to vote as a single class with the Company's common stock. Each share of outstanding common stock counts as one vote and each share of outstanding preferred stock counts as one vote. Neither the Company's charter nor by-laws provides for cumulative voting rights.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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 SHAREHOLDER PROPOSALS
-------------------------------------------------------------------------------

Shareholders may present proper proposals for inclusion in the Company's information statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. In order to be so included for the 2006 annual meeting, shareholder proposals must be received by the Company no later than February 21, 2006.

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NOMINEES FOR ELECTION AS DIRECTORS
-------------------------------------------------------------------------------

A board of six directors is to be elected at the annual meeting, with each director to hold office until the next annual meeting of shareholders and until the election and qualification of a successor. If any named nominee becomes unavailable for election, the board may substitute another nominee.

Below is information concerning the nominees for director stating, among other things, their names, ages, positions and offices held and brief descriptions of their business experience. The information is current as of the date of this Information Statement.

SUSAN N. STORY -- Director since 2003
Ms. Story, 45, has served as president, chief executive officer and director of the Company since 2003. She previously served as executive vice president of Southern Company Services, Inc. from January 2001 to April 2003; senior vice president of Southern Power Company from November 2002 to April 2003; vice president of Southern Company Services, Inc. from May 2000 to January 2001 and vice president of Alabama Power Company from June 1997 to April 2000.

C. LEDON ANCHORS - Director since 2001
Mr. Anchors, 65, is an attorney and is president of Anchors, Foster, McInnis & Keefe, Attorneys at Law, Fort Walton Beach, Florida. He is chairman of Regions Bank of Okaloosa County.

WILLIAM C. CRAMER, JR. - Director since 2002
Mr. Cramer, 52, is president and owner of Tommy Thomas Chevrolet, Panama City, Florida.

FRED C. DONOVAN, SR. - Director since 1991
Mr. Donovan, 64, is chairman and chief executive officer of Baskerville-Donovan, Inc. (an architectural and engineering firm), Pensacola, Florida.

WILLIAM A. PULLUM - Director since 2001
Mr. Pullum, 57, is broker/president of Bill Pullum Realty, Inc., Navarre, Florida, and owner, president and director of Cowboy's Steakhouse, Navarre, Florida.

WINSTON E. SCOTT - Director since 2003
Mr. Scott, 54, is executive director of the Florida Space Authority, Cape Canaveral, Florida, a position he has held since 2003. He previously served as a professor and associate dean with the Florida Agriculture and Mechanical University and Florida State University ("FSU") College of Engineering in 2003, vice president for Student Affairs at FSU from 2000 until 2003 and associate vice president with the Division of Student Affairs at FSU from 1999 to 2000.

Each nominee has served in his or her present position for at least the past five years, unless otherwise noted.

VOTE REQUIRED

The majority of the votes cast by the shares outstanding and entitled to vote at a meeting at which a quorum is present is required for the election of directors. Southern Company, as the owner of all of the Company's outstanding common stock, will vote for all of the nominees above.

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CORPORATE GOVERNANCE
-------------------------------------------------------------------------------

HOW IS THE COMPANY ORGANIZED?
The Company is managed by a core group of officers and governed by a board of directors that currently consists of six members. The current nominees for election as directors consist of five non-employee directors and the president and chief executive officer of the Company.

WHAT ARE DIRECTORS PAID FOR THEIR SERVICES?
  - Standard Arrangements. The following fees are paid to the Company's directors for service as a member of the board of directors and any board committee(s), except that employee directors received no fees or compensation for service as a member of the board of directors or any board committee. At the election of the director, all or a portion of the cash retainer may be payable in Southern Company common stock, and all or a portion of the total fees may be deferred under the Company's deferred compensation plan for its directors until membership on the board is terminated.

    Annual Cash Retainer Fee..............  $12,000

    Quarterly Stock Retainer Fee..........  85 shares of Southern Company common stock

    Meeting Fees..........................  $1,200 for each board meeting attended; and $1,000 for each committee meeting attended

  - Pension Plan. There is no pension plan for non-employee directors.

  - Other Arrangements. No director received compensation for services as a director during the year ended December 31, 2004 in addition to or in lieu of that specified by the standard arrangements specified above.

GOVERNANCE POLICIES AND PROCESSES
Southern Company owns all of the Company's outstanding common stock, which represents a substantial majority of the overall voting power of the Company's equity securities, and the Company has listed only debt and preferred securities on the New York Stock Exchange (the "NYSE"). Accordingly, under the rules of the NYSE, the Company is exempt from most of the NYSE's listing standards relating to corporate governance. The Company has voluntarily complied with certain of the NYSE's listing standards relating to corporate governance where such compliance was deemed to be in the best interests of the Company's shareholders. In addition, under the rules of the Securities and Exchange Commission (the "SEC"), the Company is exempt from the audit committee requirements of Section 301 of the Sarbanes-Oxley Act of 2002 and, therefore, is not required to have an audit committee or an audit committee report on whether it has an audit committee financial expert.

EXECUTIVE SESSIONS

It is the practice of the directors to periodically hold executive sessions of the non-employee directors without management participation at meetings of the Controls and Compliance Committee. Information on how to communicate with the chair of the Controls and Compliance Committee and the non-employee directors is provided under "Communications to the Board" below.

COMMITTEES OF THE BOARD

CONTROLS AND COMPLIANCE COMMITTEE:
  - Members are Mr. Donovan, Chair; Mr. Anchors; Mr. Cramer; Mr. Pullum; and Mr. Scott
  - Met three times in 2004
  - Oversees the Company's internal controls and compliance matters

The Company's Controls and Compliance Committee provides, on behalf of the board, oversight of the Company's system of internal control, compliance, ethics and employee concerns programs and activities. Its responsibilities include review and assessment of such matters as the adequacy of internal controls, the internal control environment, management risk assessment, response to reported internal control weaknesses, internal auditing and ethics and compliance program policies and practices. The Controls and Compliance Committee reports activities and findings to the board and the Southern Company Audit Committee. The Controls and Compliance Committee meets periodically with management, internal auditors and independent auditors to discuss auditing, internal controls and compliance matters.

The Southern Company Audit Committee provides broad oversight of the Company's financial reporting and control functions. The Southern Company Audit Committee reviews and discusses the Company's financial statements with management, the internal auditors and the independent auditors. Such discussions include critical accounting policies and practices, alternative financial treatments, proposed adjustments and control recommendations. Such discussions also include significant management judgments and estimates, reporting or operational issues and changes in accounting principles, as well as any disagreements with management.

The charter of the Southern Company Audit Committee is available on Southern Company's website (www.southerncompany.com). The Southern Company Audit Committee has authority to appoint, compensate and oversee the work of the independent auditors.

COMPENSATION COMMITTEE:
  - Members are Mr. Anchors, Chair; Mr. Cramer; Mr. Donovan; Mr. Pullum; and Mr. Scott
  - Met three times in 2004
  - Oversees the administration of the Company's compensation arrangements

The Company's Compensation Committee reviews and provides input to Southern Company's Compensation and Management Succession Committee on the performance and compensation of the Company's chief executive officer and makes recommendations regarding the fees paid to members of the Company's board of directors.

Southern Company's Compensation and Management Succession Committee approves the corporate performance goals used to determine incentive compensation and establishes the mechanism for setting compensation levels for the Company's executive officers. It also administers executive compensation plans and reviews management succession plans.

-------------------------------------------------------------------------------
 The board of directors met five times in 2004. Director attendance at all board and committee meetings was 100 percent. No director nominee attended less than 75 percent of applicable meetings.

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DIRECTOR NOMINATION PROCESS
-------------------------------------------------------------------------------

The Company does not have a nominating committee. The full board, with input from the Company's president and chief executive officer, identifies director nominees. The board evaluates candidates based on the requirements set forth in the Company's by-laws and regulatory requirements applicable to the Company.

Southern Company owns all of the Company's common stock and, as a result, Southern Company's affirmative vote is sufficient to elect director nominees. Consequently, the board does not accept proposals from preferred shareholders regarding potential candidates for director nominees. Southern Company's president and chief executive officer also has input on behalf of Southern Company regarding potential candidates for director nominees.

-------------------------------------------------------------------------------
 COMMUNICATIONS TO THE BOARD
-------------------------------------------------------------------------------

Shareholders and other parties interested in communicating directly with the Company's board of directors, the chair of the Controls and Compliance Committee or the non-employee directors can contact them by writing c/o Corporate Secretary, Gulf Power Company, One Energy Place, Pensacola, Florida 32520-0786. The Corporate Secretary will receive the correspondence and forward it to the individual director or directors to whom the correspondence is directed or the chair of the Controls and Compliance Committee. The Corporate Secretary will not forward any correspondence that is unduly hostile, threatening, illegal, not reasonably related to the Company or its business or similarly inappropriate.

-------------------------------------------------------------------------------
 BOARD ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS
-------------------------------------------------------------------------------

The Company does not have a policy relating to attendance at the Company's annual meeting of shareholders by directors. The Company does not solicit proxies for the election of directors because the affirmative vote of Southern Company is sufficient to elect the nominees and, therefore, holders of the Company's preferred stock rarely attend the annual meeting. Consequently, a policy encouraging directors to attend the annual meeting of shareholders is not necessary. None of the Company's current directors attended the Company's 2004 annual meeting of shareholders.

-------------------------------------------------------------------------------
AUDIT COMMITTEE REPORT
-------------------------------------------------------------------------------

The Southern Company Audit Committee (the "Audit Committee") oversees the Company's financial reporting process on behalf of the board of directors of Southern Company. The Company's management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements of the Company in the Annual Report with management. The Audit Committee also reviews the Company's quarterly and annual reports on Forms 10-Q and 10-K prior to filing with the SEC. The Audit Committee's review process included discussions of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and estimates and the clarity of disclosures in the financial statements.

The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, rules and regulations of the Public Company Accounting Oversight Board ("PCAOB") and SEC and the NYSE corporate governance rules. In addition, the Audit Committee has discussed with the independent auditors their independence from management and the Company including the matters in the written disclosures made under Rule 3600T of the PCAOB, which, on an interim basis, has adopted Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee has also considered whether the independent auditors' provision of non-audit services to the Company is compatible with maintaining their independence.

The Audit Committee discussed the overall scopes and plans with the Company's internal and independent auditors for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their audits, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee also meets privately with Southern Company's compliance officer. The Audit Committee held 14 meetings during 2004.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors of Southern Company (and the board approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and filed with the SEC. The Audit Committee also reappointed Deloitte & Touche LLP as the Company's independent auditors for 2005. At the 2005 annual meeting of Southern Company's shareholders, its shareholders will be asked to ratify the Audit Committee's selection of the independent auditors.

Members of the Committee:

J. Neal Purcell, Chair
Francis S. Blake
Donald M. James
Zack T. Pate

PRINCIPAL ACCOUNTING FIRM FEES

The following represents the fees billed to the Company for the two most recent fiscal years by Deloitte & Touche LLP ("Deloitte & Touche") -- the Company's principal accountant for 2003 and 2004:

                                                              2003      2004
                                                              ---------------
                                                              (IN THOUSANDS)
Audit Fees(1)                                                 $392      $897
Audit-Related Fees(2)                                          160        --
Tax Fees                                                         2        --
All Other Fees                                                  --        --
-----------------------------------------------------------------------------
Total                                                         $554      $897
=============================================================================


(1) Includes services performed in connection with financing transactions.
(2) Includes internal control review services and accounting consultations in 2003.

The Audit Committee (on behalf of Southern Company and all of its subsidiaries, including the Company) has adopted a Policy on Engagement of the Independent Auditor for Audit and Non-Audit Services that includes requirements for the Audit Committee to pre-approve services provided by Deloitte & Touche. This policy was initially adopted in July 2002 and since that time, all services included in the chart above have been pre-approved by the Audit Committee.

Under the policy, the independent auditor delivers an annual arrangements letter which provides a description of services anticipated to be rendered to the Company by the independent auditor for the Audit Committee to approve. The Audit Committee's approval of the independent auditor's annual arrangements letter constitutes pre-approval of all services covered in the letter. In addition, under the policy, the Audit Committee has pre-approved the engagement of the independent auditor to provide services related to the issuance of comfort letters and consents required for securities sales by the Company and services related to consultation on routine accounting and tax matters. The Audit Committee has delegated pre-approval authority to the chair of the Audit Committee with respect to permissible services up to a limit of $50,000 per engagement. The chair of the Audit Committee is required to report any pre-approval decisions at the next scheduled Audit Committee meeting.

Under the policy, prohibited non-audit services are services prohibited by the SEC to be performed by the Company's independent auditors. These services include bookkeeping or other services related to the preparation of accounting records of the Company, financial information systems design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, internal audit outsourcing services, management functions or human resources, broker-dealer, investment advisor or investment banking services, legal services and expert services unrelated to the audit and any other service that the PCAOB determines is impermissible. In addition, officers of the Company may not engage the independent auditor to perform any personal services, such as personal financial planning or personal income tax services.

PRINCIPAL ACCOUNTING FIRM REPRESENTATION

No representative of Deloitte & Touche is expected to be present at the meeting unless no later than three business days prior to the day of the meeting the Company's Corporate Secretary has received written notice from a shareholder addressed to the Corporate Secretary at Gulf Power Company, One Energy Place, Pensacola, Florida 32520-0786 that such shareholder will attend the meeting and wishes to ask questions of a representative of Deloitte & Touche.

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COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE REPORT
-------------------------------------------------------------------------------

Southern Company's Compensation and Management Succession Committee (the "Committee") is responsible for the oversight and administration of the Company's executive compensation program. The Committee is composed entirely of independent, non-employee directors and operates pursuant to a written charter, which is available on Southern Company's website (www.southerncompany.com).

TOTAL EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY
The executive compensation program is based on a philosophy that total executive compensation must be competitive and must be tied to the Company's and Southern Company's short- and long-term performance. With the objective of maximizing Southern Company shareholder value over time, our program aligns the interests of our executives and the Company's and Southern Company's shareholders.

DETERMINATION OF TOTAL EXECUTIVE COMPENSATION
The Committee retains an independent executive compensation consultant who provides information on total executive compensation paid at other large companies in the electric and gas utility industries. Most of these companies are included in the 20 companies that comprise the S&P Electric Utility Index. Based on the market data, total executive compensation targets are set at an appropriate size-adjusted level. This means that for target level performance, the program is designed to pay executives an amount that is at or about the median of the market. Total executive compensation is paid through an appropriate mix of both fixed and performance-based (incentive) compensation. Because the program focuses on incentive compensation, actual total compensation paid can be above or below the targets based on actual corporate performance.

COMPONENTS OF TOTAL EXECUTIVE COMPENSATION
The primary components of the executive compensation program are:

- Base pay (salary);
- Short-term incentives (annual performance bonuses); and
- Long-term incentives (stock options and performance-based dividend equivalents).

The Company also provides certain perquisites that the Committee reviews periodically to determine if they are reasonable and appropriate. The primary perquisites provided by the Company are financial planning services, club memberships (for business use) and home security.

BASE PAY

A range for base pay is determined for each executive officer, including Ms. Story, by comparing the base pay at the appropriate peer group of companies described previously. Base pay is generally set at a level that is at or below the size-adjusted median paid at those companies because of the emphasis on incentive compensation in the executive compensation program. The 2004 base pay level for the named executive officers, including Ms. Story, was at or near the median.

ANNUAL PERFORMANCE BONUSES

Annual bonuses are paid through the Southern Company Omnibus Incentive Compensation Plan. All executive officers participated in this plan in 2004.

PERFORMANCE GOALS
Annual performance bonuses are based on the attainment of corporate performance goals and attainment of the Company's adjusting goals. All performance goals were set in the first quarter of the year.

For 2004, the corporate performance goals included specific targets for:

- Southern Company earnings -- earnings per share ("EPS") and
- The Company's return on equity ("ROE").

The Committee believes that accomplishing the corporate goals is essential for the Company's and Southern Company's continued success and sustained financial performance. A target performance level is set for each corporate performance goal. Performance above or below the targets results in proportionately higher or lower bonus payments. The bonus amount is then adjusted, up or down, based on the degree of achievement of the Company's adjusting goals related to such measures as capital expenditures, cash flow, safety, customer satisfaction, system reliability, plant availability and diversity. A target percentage of base pay is established for each executive officer, based on his or her position level, for target-level performance. Annual performance bonuses may range from 0 percent of the target to 220 percent based on actual corporate performance. An additional amount of up to 10 percent of base pay also may be paid for exceptional individual performance. No bonuses are paid if performance is below a threshold level or if a minimum earnings level is not reached. Also, no bonuses are paid if Southern Company's current earnings are not sufficient to fund the Southern Company common stock dividend at the same level as the prior year.

ANNUAL BONUS PAYMENTS
Performance met or exceeded the target levels in all areas in 2004, resulting in bonuses that exceeded the target levels.

Ms. Story's annual performance bonus under the Southern Company Omnibus Incentive Compensation Plan for target-level performance was 60 percent of her base pay. The target percentage of base pay for the other executive officers ranged from 40 to 45 percent. Each individual's bonus paid for 2004 performance was based 30 percent on the degree of achievement of Southern Company's EPS goal and 70 percent on the degree of achievement of the Company's ROE goal. Performance for both goals exceeded the target, resulting in bonus payouts to all named executive officers that were 134 percent of their respective target bonuses.

LONG-TERM INCENTIVES

The Committee bases a significant portion of the total compensation program on long-term incentives, including Southern Company stock options and performance dividend equivalents.

STOCK OPTIONS
Executives are granted options with 10-year terms to purchase Southern Company's common stock at the market price on the date of the grant under the terms of the Southern Company Omnibus Incentive Compensation Plan. The estimated annualized value represented approximately 20 percent of Ms. Story's total target compensation and 14 to 16 percent for the other named executive officers. The size of prior grants was not considered in determining the size of the grants made in 2004. The options fully vest upon retirement and expire at the earlier of five years from the date of retirement or the end of the 10-year term.

PERFORMANCE DIVIDENDS
The executive officers, including Ms. Story, also are paid performance-based dividend equivalents on most stock options held at the end of the year. Dividend equivalents can range from 25 percent of the Southern Company common stock dividend paid during the year if Southern Company total shareholder return over a four-year period, compared to a group of other utility companies, is at the 30th percentile to 100 percent of the dividend paid if it reaches the 90th percentile. No dividend equivalents are paid if the total Southern Company shareholder return over the period is below the 30th percentile or if Southern Company's earnings are not sufficient to fund the current Southern Company common stock dividend. For eligible stock options held on December 31, 2004, all participants, including the named executive officers, received a payout of $1.22 per option for above-target performance under the Southern Company Omnibus Incentive Compensation Plan.

OTHER COMPENSATION

The Company participates in the Southern Company Deferred Compensation Plan for eligible employees, including the executive officers. Participation is voluntary and permits deferral of up to 50 percent of salary and up to 100 percent of bonus awards. Except for certain prescribed hardship conditions, all amounts are deferred until termination of employment. A participant has two investment options under this plan -- a prime-rate investment option and an option that tracks the performance of Southern Company common stock, neither of which produce above-market earnings. This is an unfunded plan and all amounts deferred are payable out of the general assets of the Company. The Committee has reviewed the terms of this plan.

The Committee does not consider earnings on deferred compensation in establishing total compensation targets. The Company also participates in additional non-qualified deferred compensation plans and arrangements that provide post-retirement compensation. In addition, the Committee reviews other benefit programs that are generally available to all employees of the Company.

POLICY ON INCOME TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of certain executives' compensation that exceeds $1 million per year unless the compensation is paid under a performance-based plan as defined in the Code and that has been approved by shareholders. Southern Company has obtained shareholder approval of the Omnibus Incentive Compensation Plan. However, because the policy is to maximize long-term shareholder value, tax deductibility is only one factor considered in setting compensation.

SUMMARY

The Committee believes that the policies and programs described in this report link pay and performance and serve the best interest of the Company's and Southern Company's shareholders. The Committee frequently reviews the various pay plans and policies and modifies them as it deems necessary to continue to attract, retain and motivate talented executives.

Members of the Committee:

G.J. St. Pe', Chair
D.P. Amos
T.F. Chapman

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-------------------------------------------------------------------------------

Southern Company's Compensation and Management Succession Committee is made up of non-employee directors who have never served as executive officers of Southern Company or the Company. During 2004, none of Southern Company's or the Company's executive officers served on the board of directors of any entities whose directors or officers serve on Southern Company's Compensation and Management Succession Committee.

-------------------------------------------------------------------------------
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
-------------------------------------------------------------------------------

None.

-------------------------------------------------------------------------------
EXECUTIVE COMPENSATION INFORMATION
-------------------------------------------------------------------------------

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
The Company has adopted Southern Company's Change in Control Program, which is applicable to its officers. If an officer is involuntarily terminated, other than for cause, within two years following a change in control of Southern Company or the Company, the program provides for:
      - lump sum payment of two or three times annual compensation,
      - up to five years' coverage under group health and life insurance plans,
      - immediate vesting of all stock options, stock appreciation rights and restricted stock previously granted,
      - payment of any accrued long-term and short-term bonuses and dividend equivalents and
      - payment of any excise tax liability incurred as a result of payments made under the program.

A Southern Company change in control is defined under the program as:
      - acquisition of at least 20 percent of Southern Company's stock,
      - a change in the majority of the members of Southern Company's board of directors in connection with an actual or threatened change in control,
      - a merger or other business combination that results in Southern Company's stockholders immediately before the merger owning less than 65 percent of the voting power after the merger or
      - a sale of substantially all the assets of Southern Company.

A change in control of the Company is defined under the program as:
      - acquisition of at least 50 percent of the Company's stock,
      - a merger or other business combination unless Southern Company controls the surviving entity or
      - a sale of substantially all of the assets of the Company.

Southern Company also has amended its short- and long-term incentive plan to provide for pro-rata payments at not less than target-level performance if a change in control occurs and the plan is not continued or replaced with a comparable plan or plans.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the chief executive officer and the other four most highly compensated executive officers of the Company serving during 2004.

                                                                                          LONG-TERM COMPENSATION
                                                                                         -------------------------
                                                      ANNUAL COMPENSATION                  NUMBER OF
                                          --------------------------------------------    SECURITIES     LONG-TERM
                                                                          OTHER ANNUAL    UNDERLYING     INCENTIVE    ALL OTHER
NAME AND PRINCIPAL                                                        COMPENSATION   STOCK OPTIONS    PAYOUTS    COMPENSATION
POSITION                                  YEAR   SALARY ($)   BONUS ($)      ($)(1)        (SHARES)       ($)(2)        ($)(3)
---------------------------------------------------------------------------------------------------------------------------------
SUSAN N. STORY(4)                         2004    313,256      254,668        6,811         37,837        156,306       16,531
President, Chief Executive                2003    297,771      245,241        3,572         24,978        138,695       14,203
Officer, Director
---------------------------------------------------------------------------------------------------------------------------------
GENE L. USSERY, JR.                       2004    230,587      187,621       10,534         17,886         87,520       27,759
Vice President                            2003    218,752      182,806        8,388         18,129        110,711       11,488
                                          2002    204,236      177,887       12,244         19,067        111,853       25,671
---------------------------------------------------------------------------------------------------------------------------------
FRANCIS M. FISHER, JR.                    2004    222,455      135,067        3,470         17,200        104,933       13,987
Vice President                            2003    214,404      130,248        2,436         17,737        135,659       10,772
                                          2002    205,826      118,698        2,455         19,776        134,454       12,260
---------------------------------------------------------------------------------------------------------------------------------
RONNIE R. LABRATO                         2004    202,063      122,861        2,399         15,646         47,631       12,986
Vice President, Chief Financial           2003    183,716      108,945           21         11,530         57,461        9,217
Officer, Comptroller                      2002    161,709       88,392        1,142         11,866         60,400        8,260
---------------------------------------------------------------------------------------------------------------------------------
P. BERNARD JACOB(5)                       2004    180,415      109,874        3,093         14,090         25,664       12,112
Vice President                            2003    167,967       94,904        2,471          6,678         22,150        7,734
---------------------------------------------------------------------------------------------------------------------------------

(1) This column reports tax reimbursements on certain perquisites and personal benefits as well as on additional incentive compensation, if applicable. Additional incentive compensation is reported in the All Other Compensation column.

(2) Payout of performance dividend equivalents on most stock options granted after 1996 that were held by the named executive officer at the end of the performance periods under the Southern Company Omnibus Incentive Compensation Plan for the four-year performance periods ended December 31, 2002, 2003 and 2004, respectively. Dividend equivalents can range from 25 percent of the Southern Company common stock dividend paid during the last year of the performance period if Southern Company total shareholder return over the four-year period, compared to a group of other large utility companies, is at the 30th percentile to 100 percent of the dividend paid if it reaches the 90th percentile. No dividend equivalents are paid if the total Southern Company shareholder return over the period is below the 30th percentile or if Southern Company's earnings are not sufficient to fund the current Southern Company common stock dividend. For eligible stock options held on December 31, 2002, 2003 and 2004, all named executive officers received a payout of $1.355, $1.385 and $1.22 per option, respectively.

(3) Company contributions in 2004 to the Employee Savings Plan ("ESP"), the Employee Stock Ownership Plan ("ESOP") and non-pension related accruals under the Supplemental Benefit Plan ("SBP") are provided in the following table:

                          NAME                             ESP     ESOP    SBP
--------------------------------------------------------------------------------
Susan N. Story                                            $9,225   $740   $6,566
--------------------------------------------------------------------------------
Gene L. Ussery, Jr.                                        9,225    740    2,294
--------------------------------------------------------------------------------
Francis M. Fisher, Jr.                                     8,282    740    1,965
--------------------------------------------------------------------------------
Ronnie R. Labrato                                          8,740    740      506
--------------------------------------------------------------------------------
P. Bernard Jacob                                           8,050    740      322
--------------------------------------------------------------------------------

     In 2004, the amounts for Messrs. Ussery, Fisher, Labrato and Jacob included additional incentive compensation of $15,500, $3,000, $3000 and $3,000, respectively. In 2002, the amount for Mr. Ussery also includes $15,000 of additional incentive compensation.

(4) Ms. Story became president and chief executive officer of the Company effective April 11, 2003.

(5) Mr. Jacob became an executive officer of the Company in June 2003.

STOCK OPTION GRANTS IN 2004

The following table sets forth all stock option grants to the named executive officers of the Company during the year ending December 31, 2004.

                              NUMBER OF
                              SECURITIES   PERCENT OF TOTAL
                              UNDERLYING   OPTIONS GRANTED    EXERCISE OR                 GRANT DATE
                               OPTIONS     TO EMPLOYEES IN    BASE PRICE    EXPIRATION     PRESENT
            NAME              GRANTED(1)    FISCAL YEAR(2)     ($/SH)(1)     DATE(1)     VALUE ($)(3)
-----------------------------------------------------------------------------------------------------
Susan N. Story                  37,837           14.8            29.50      2/13/2014      124,484
-----------------------------------------------------------------------------------------------------
Gene L. Ussery, Jr.             17,886            7.0            29.50      2/13/2014       58,845
-----------------------------------------------------------------------------------------------------
Francis M. Fisher, Jr.          17,200            6.7            29.50      2/13/2014       56,588
-----------------------------------------------------------------------------------------------------
Ronnie R. Labrato               15,646            6.1            29.50      2/13/2014       51,475
-----------------------------------------------------------------------------------------------------
P. Bernard Jacob                14,090            5.5            29.50      2/13/2014       46,356
-----------------------------------------------------------------------------------------------------

(1) Stock option grants to the named executive officers were made on February 13, 2004 and vest annually at a rate of one-third on the anniversary date of the grant. Grants fully vest upon termination as a result of death, total disability or retirement and expire five years after retirement, three years after death or total disability, or their normal expiration date if earlier. Exercise price is the average of the high and low price of Southern Company's common stock on the date granted. Options may be transferred to a revocable trust.

(2) A total of 256,363 stock options were granted in 2004 to employees of the Company.

(3) Value was calculated using the Black-Scholes option valuation model. The actual value, if any, ultimately realized depends on the market value of Southern Company's common stock at a future date. Significant assumptions are shown below:

------------------------------------------------
              RISK-FREE      DIVIDEND   EXPECTED
VOLATILITY  RATE OF RETURN    YIELD       TERM
------------------------------------------------
    19.65%       3.08%         4.75%    5 years
------------------------------------------------

AGGREGATED STOCK OPTION EXERCISES IN 2004 AND YEAR-END OPTION VALUES

The following table sets forth information concerning options exercised during the year ending December 31, 2004 by the named executive officers and the value of unexercised options held by them as of December 31, 2004.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                               OPTIONS AT               IN-THE-MONEY OPTIONS
                               SHARES        VALUE            YEAR-END (#)               AT YEAR-END ($)(2)
                             ACQUIRED ON    REALIZED   ---------------------------   ---------------------------
           NAME             EXERCISE (#)     ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------
Susan N. Story                  9,858       128,306      64,790         63,330         695,313        317,467
----------------------------------------------------------------------------------------------------------------
Gene L. Ussery, Jr.            26,084       426,709      35,410         36,328         323,300        191,419
----------------------------------------------------------------------------------------------------------------
Francis M. Fisher, Jr.         29,138       446,695      50,395         35,616         529,613        189,158
----------------------------------------------------------------------------------------------------------------
Ronnie R. Labrato              18,092       224,073      11,755         27,287          86,660        138,184
----------------------------------------------------------------------------------------------------------------
P. Bernard Jacob                9,047        55,951           0         21,036               0        101,929
----------------------------------------------------------------------------------------------------------------

(1) The "Value Realized" is ordinary income, before taxes, and represents the amount equal to the excess of the fair market value of the shares at the time of exercise above the exercise price.

(2) These columns represent the excess of the fair market value of Southern Company's common stock of $33.52 per share, as of December 31, 2004, above the exercise price of the options. The amounts under the Exercisable column report the "value" of options that are vested and therefore could be exercised. The amounts under the Unexercisable column report the "value" of options that are not vested and therefore could not be exercised as of December 31, 2004.

DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE
The following table sets forth the estimated annual pension benefits payable at normal retirement age under Southern Company's qualified Pension Plan, as well as non-qualified supplemental benefits, based on the stated compensation and years of service with the Southern Company system for the named executive officers of the Company. Compensation for pension purposes is limited to the average of the highest three of the final 10 years' compensation. Compensation is base salary plus the excess of annual incentive compensation over 15 percent of base salary. The compensation components are reported under columns titled "Salary" and "Bonus" in the Summary Compensation Table detailed earlier in this Information Statement.

The amounts shown in the table were calculated according to the final average pay formula and are based on a single life annuity without reduction for joint and survivor annuities or computation of the Social Security offset which would apply in most cases.

                                  YEARS OF ACCREDITED SERVICE
               -----------------------------------------------------------------
COMPENSATION      15         20         25         30         35          40
--------------------------------------------------------------------------------
 $  100,000    $ 25,500   $ 34,000   $ 42,500   $ 51,000   $ 59,500   $   68,000
    300,000      76,500    102,000    127,500    153,000    178,500      204,000
    500,000     127,500    170,000    212,500    255,000    297,500      340,000
    700,000     178,500    238,000    297,500    357,000    416,500      476,000
    900,000     229,500    306,000    382,500    459,000    535,500      612,000
  1,100,000     280,500    374,000    467,500    561,000    654,500      748,000
  1,300,000     331,500    442,000    552,500    663,000    773,500      884,000
  1,500,000     382,500    510,000    637,500    765,000    892,500    1,020,000

As of December 31, 2004, the applicable compensation levels and accredited service for determination of pension benefits would have been:

                                                              COMPENSATION      ACCREDITED
NAME                                                             LEVEL       YEARS OF SERVICE
---------------------------------------------------------------------------------------------
Susan N. Story                                                  $484,648            22
---------------------------------------------------------------------------------------------
Gene L. Ussery, Jr.                                              370,897            36
---------------------------------------------------------------------------------------------
Francis M. Fisher, Jr.                                           311,516            33
---------------------------------------------------------------------------------------------
Ronnie R. Labrato                                                269,005            25
---------------------------------------------------------------------------------------------
P. Bernard Jacob                                                 237,471            21
---------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
STOCK OWNERSHIP TABLE
-------------------------------------------------------------------------------

Southern Company is the beneficial owner of 100 percent of the outstanding common stock of the Company. The following table shows the number of shares of Southern Company common stock owned by directors, nominees and executive officers as of December 31, 2004. It is based on information furnished by the directors, nominees and executive officers. The shares owned by all directors, nominees and executive officers as a group constitute less than one percent of the total number of shares of Southern Company common stock outstanding on December 31, 2004.

                                                                                        SHARES BENEFICIALLY
                                                                                        OWNED INCLUDE:
                                                                                        -------------------
                                                                                        SHARES INDIVIDUALS
                                                                          SHARES          HAVE RIGHTS TO
NAME OF DIRECTORS, NOMINEES                                             BENEFICIALLY    ACQUIRE WITHIN 60
AND EXECUTIVE OFFICERS                  TITLE OF SECURITY                 OWNED(1)           DAYS(2)
----------------------------------------------------------------------------------------------------
C. LeDon Anchors                        Southern Company Common Stock       3,893
----------------------------------------------------------------------------------------------------
William C. Cramer, Jr.                  Southern Company Common Stock       2,538
----------------------------------------------------------------------------------------------------
Fred C. Donovan, Sr.                    Southern Company Common Stock       1,715
----------------------------------------------------------------------------------------------------
William A. Pullum                       Southern Company Common Stock       3,704
----------------------------------------------------------------------------------------------------
Winston E. Scott                        Southern Company Common Stock       1,051
----------------------------------------------------------------------------------------------------
Susan N. Story                           Southern Company Common Stock      98,945             94,570
----------------------------------------------------------------------------------------------------
Francis M. Fisher, Jr.                  Southern Company Common Stock      72,483             68,633
----------------------------------------------------------------------------------------------------
P. Bernard Jacob                        Southern Company Common Stock      12,919              9,417
----------------------------------------------------------------------------------------------------
Ronnie R. Labrato                       Southern Company Common Stock      29,153             24,769
----------------------------------------------------------------------------------------------------
Gene L. Ussery, Jr.                     Southern Company Common Stock      57,146             53,771
----------------------------------------------------------------------------------------------------
Directors, Nominees and Executive
 Officers as a group (11 people)        Southern Company Common Stock     284,061            251,160
----------------------------------------------------------------------------------------------------

(1) "Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, and/or investment power with respect to a security or any combination thereof.

(2) Indicates shares of Southern Company's common stock that certain executive officers have the right to acquire within 60 days. Shares indicated are included in the Shares Beneficially Owned column.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

No reporting person of the Company failed to file, on a timely basis, the reports required by Section 16(a) of the Securities Exchange Act of 1934.

                                 (RECYCLE LOGO)